IDX Funds 485BPOS

Exhibit 99(n)(1)(b)

Exhibit A

Series	Share Classes
IDX Risk-Managed Bitcoin Fund	1. Investor Class
2. Institutional Class
IDX Commodity Opportunities Fund	1. Investor Class
2. Institutional Class

1